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                                                                    EXHIBIT 16.1

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

June 12, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 12, 2002 of Comshare, Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP


cc:  Brian Jarzynski, CFO, Comshare, Incorporated